UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

ADOBE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

San Jose, California 95110-2704

(Address of principal executive

offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2015, Adobe Systems Incorporated (“Adobe”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein. The Underwriting Agreement provides for the issuance and sale by Adobe of $1,000,000,000 in aggregate principal amount of 3.250% senior unsecured notes due 2025 (the “Notes”)

The Notes were issued and sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-186144) (the “Registration Statement”) filed on January 23, 2013, a related preliminary prospectus supplement filed with the Securities and Exchange Commission on January 21, 2015, and a related final prospectus supplement filed on January 22, 2015. The Underwriting Agreement contains customary representations, warranties and agreements by Adobe, and customary closing conditions, indemnification rights and termination provisions.

The net proceeds from the sale of the Notes are approximately $[980.8] million after deducting underwriting discounts and estimated offering expenses. Adobe intends to use the net proceeds for general corporate purposes, which, among other things, will include repaying $600.0 million in aggregate principal amount of Adobe’s 3.250% senior notes due 2015, plus accrued and unpaid interest thereon.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On January 26, 2015, Adobe consummated the issuance and sale of the Notes pursuant to the Underwriting Agreement. The Notes were issued pursuant to an Indenture dated as of January 25, 2010 (the “Indenture”) between Adobe and Wells Fargo Bank, National Association as trustee, and an officer’s certificate issued pursuant thereto dated January 26, 2015.

The material terms and conditions of the Notes are set forth in the Form of Officer’s Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein and in the Indenture filed as Exhibit 4.1 to the Registration Statement.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Adobe, has issued an opinion to Adobe dated January 26, 2015 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto and incorporated by reference herein.

Forward-Looking Statements Disclosure

This Current Report on Form 8-K may include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including risks and uncertainties related to Adobe’s use of the proceeds from the Notes. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, and the general risks associated with Adobe’s business, could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Adobe and are qualified in their entirety by this cautionary statement. For a discussion of these and other risks and uncertainties, please refer to Adobe’s filings with the Securities and Exchange Commission. Except as required by law, Adobe does not assume any obligation to update any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement dated January 21, 2015, by and among Adobe Systems Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Form of Officer’s Certificate setting forth the terms of the Notes.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED
(Registrant)
Dated: January 26, 2015

	By:	/s/ Mark Garrett
Mark Garrett Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement dated January 21, 2015, by and among Adobe Systems Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein.

4.1	Form of Officer’s Certificate setting forth the terms of the Notes.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.